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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 12, 2000



                                 RES-CARE, INC.
               (Exact Name of Registrant as specified in Charter)


   Kentucky                     0-20372                    61-0875371
(State or other               (Commission                (IRS Employer
 jurisdiction of               File Number)              Identification No.)
 incorporation)


10140 Linn Station Road, Louisville, Kentucky                        40223
(Address of principal executive offices)                 (Zip code)


                                 (502) 394-2100
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report.)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6, and 8 are not applicable and are omitted form this Report.

Item 5.  Other Events

         On April 12, 2000, Res-Care, Inc. issued a press release to announce the signing of an agreement with an investor group to acquire all of the outstanding shares of ResCare common stock. In the proposed transaction, a company formed by The Carlyle Group, Madison Dearborn Partners, Bear Stearns Merchant Banking and members of ResCare's senior management would merge into ResCare, and ResCare's shareholders would receive $15.75 per share in cash.

         The transaction is subject to customary closing conditions, including approval by a majority of Res-Care's shareholders and by various regulatory entities. The transaction is also subject to the closing of a senior credit facility, which will finance a portion of the purchase price, and the condition that the disinterested shareholders of Res-Care cast more votes in favor of the transaction than against it. For this purpose, certain directors and officers of Res-Care who have agreed to vote their shares in favor of the merger would not be disinterested. A commitment letter for the senior credit facility has been provided by affiliates of Lehman Brothers, Inc. and Bear Stearns & Company.

         A copy of the merger agreement and press release are attached as exhibits to this report.

Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits.

         (a)    Financial Statements of Business Acquired.

                Not Applicable.

         (b)    Pro Forma Financial Information.

                Not Applicable

         (c)    Exhibits.

         The following exhibits are filed with this Report on Form 8-K:



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REGULATION S-K
EXHIBIT NUMBERS                         EXHIBIT

     2.1 Agreement and Plan of Merger dated as of April 12, 2000, by and among Res-Care, Inc., Redwood Acquisition, Inc. and RWD Holdings, Inc.

     2.2            Form of Voting and Non-Competition Agreement

     99.1           Press Release dated April 12, 2000








                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        RES-CARE, INC.



Date: April 14, 2000                    By /s/ Ronald G. Geary
                                          ------------------------------
                                          Ronald G. Geary
                                          Chairman, CEO and President


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